                                  EXHIBIT 10.2

                                AMENDMENT #1 TO
                              EMPLOYMENT AGREEMENT


         Pursuant to a Resolution of the Board of Directors of Voice Control Systems, Inc., a Delaware corporation ("Company"), the Employment Agreement dated June 18, 1993 between Dr. Thomas B. Schalk ("Employee") and the Company (the "Agreement") is hereby amended effective the 20th day of July, 1995 as follows.

         ARTICLE I of the Agreement shall be replaced in its entirety with the following:

                                   ARTICLE I

                               Term of Employment

         Subject to the provisions hereof, the term of Employee's employment by Company under this Agreement shall extend through June 18, 1997; provided, however, that the term of employment shall be extended for an additional one-year period unless, on or prior to the date thirty calendar days prior to the end of such period either Company or Employee shall give notice to the other of an intention to terminate this Agreement, in which case the term of employment shall comprise only the original period.


         ARTICLE III of the Agreement shall be amended by adding the following sections:

                                  ARTICLE III

                                  Compensation

         3.01.A In lieu of the provisions of 3.0.1, from and after August 1, 1995, as compensation for services rendered under the Agreement, Company shall pay Employee a salary of one hundred forty-five thousand dollars ($145,000) per year, payable, less applicable FICA and withholding taxes, in semi-monthly installments. After June 18, 1997, such salary shall be reviewed annually by the Board of Directors, after which review the salary may be raised but not lowered.

         3.02.A In lieu of the provisions of 3.0.2, from and after August 1, 1995, Employee shall be eligible to receive a bonus of up to five thousand dollars ($5,000) per calendar quarter, less applicable FICA and withholding taxes. The dollar amount of the bonus shall be determined at the sole discretion of the Compensation Committee of the Board of Directors based upon exceptional achievements during the quarter.

EMPLOYEE:                                   COMPANY:



/s/ Dr. Thomas B. Schalk                    /s/ Peter J. Foster
-------------------------------             ------------------------------------
                                            By Its President/CEO, Pursuant to a
                                            Resolution of the Board of Directors





DR. THOMAS B. SCHALK AMENDMENT #1 TO
EMPLOYMENT AGREEMENT                                                          16